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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): May 5, 2005



                              Eastman Kodak Company
               (Exact name of registrant as specified in its charter)



New Jersey                            1-87                 16-0417150
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(State or Other Jurisdiction       (Commission           (IRS Employer
    of Incorporation)             File Number)       Identification No.)


                                343 State Street,
                            Rochester, New York 14650
            (Address of Principal Executive Office) (Zip Code)


      Registrant's telephone number, including area code (585) 724-4000
                                                          -------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-
      2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-
      4(c)under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  Entry into a Material Definitive Agreement

Effective May 5, 2005, Eastman Kodak Company (the "Company") entered into a letter agreement amendment (the "Amendment") with Bernard Masson, the Company's President, Digital & Film Imaging Systems and Senior Vice President, amending the terms of the letter agreement dated August 13, 2003 (the "Agreement") between the Company and Mr. Masson. Pursuant to the terms of the Amendment, Mr. Masson is eligible for an enhanced retirement benefit through a phantom cash balance account established on his behalf by the Company. Subject to Mr. Masson's continuous employment with the Company until June 1, 2008, the Company will, for up to a maximum of five years, credit this account by $200,000 each year, beginning on June 1, 2005 and continuing on each succeeding June 1 until June 1, 2009. The maximum amount the Company will credit to this account is $1,000,000. Any amounts credited to this account will earn interest at the same interest rate that amounts accrue interest under the cash balance benefit of the Kodak
Retirement Income Plan. Mr. Masson's enhanced retirement benefit is in addition to any other benefits he may be eligible for under the Agreement.

A copy of the Amendment is attached as Exhibit (10).



ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

(10) Amendment to Letter Agreement, effective May 5, 2005, between Eastman Kodak Company and Bernard Masson.

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                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             EASTMAN KODAK COMPANY



                                             By: /s/ Richard G. Brown, Jr.
                                             -----------------------------
                                             Richard G. Brown, Jr.
                                             Controller

Date:  May 6, 2005


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                      EASTMAN KODAK COMPANY
                        INDEX TO EXHIBIT
Exhibit No.

(10) Amendment to Letter Agreement, effective May 5, 2005, between Eastman Kodak Company and Bernard Masson.